Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Loews Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint MARC A. ALPERT, MARK S. SCHWARTZ and JANE J. WANG, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a registration statement on Form S-8, and any and all amendments (including post-effective amendments) and supplements thereto, in connection with the registration under the Securities Act of 1933, as amended, shares of the Corporation’s common stock that may be issued pursuant to the Corporation’s 2025 Incentive Compensation Plan.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

/s/ Benjamin J. Tisch	/s/ Jane J. Wang
Benjamin J. Tisch	Jane J. Wang
President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer
Date: May 5, 2025	Date: May 5, 2025

/s/ Mark S. Schwartz	/s/ Ann E. Berman
Mark S. Schwartz	Ann E. Berman
Vice President, Chief Accounting Officer and Treasurer	Director
Date: May 5, 2025	Date: May 5, 2025

/s/ Charles D. Davidson	/s/ Charles M. Diker
Charles D. Davidson	Charles M. Diker
Director	Director
Date: May 5, 2025	Date: May 5, 2025

/s/ Paul J. Fribourg	/s/ Walter L. Harris
Paul J. Fribourg	Walter L. Harris
Director	Director
Date: May 5, 2025	Date: May 5, 2025

/s/ Jonathan C. Locker	/s/ Susan P. Peters
Jonathan C. Locker	Susan P. Peters
Director	Director
Date: May 5, 2025	Date: May 5, 2025

/s/ Alexander H. Tisch	/s/ James S. Tisch
Alexander H. Tisch	James S. Tisch
Director	Director
Date: May 5, 2025	Date: May 5, 2025